EXHIBIT 99.2

RECOVERY ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements and related notes give effect to the acquisitions by Recovery Energy, Inc. (“Recovery” or the “Company”) of the Albin Field oil and gas properties (“Albin Field Acquisition Properties”) from Edward Mike Davis, L.L.C. (“Davis” or the “Seller”) for the year ended December 31, 2009, and the three months ended March 31, 2010.

The unaudited pro forma condensed combined statement of operations is based on the individual statement of operations of Recovery and the statement of revenues and direct operating expenses of the Albin Field Acquisition Properties, and combines the results of operations of Recovery and the Albin Field Acquisition Properties for the year ended December 31, 2009, and the three months ended March 31, 2010 as if the acquisition occurred on January 1, 2009. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of Recovery, adjusted for the Albin Field Acquisition Properties transaction, and has been presented to show the effect as if the acquisition occurred as of December 31, 2009.

In January 2010, the company completed another oil and gas property acquisition (the Wilke Field). The pro forma information for the Albin Field Acquisition Properties included in this form 8-K includes the financial statement effects of the Wilke Field acquisition.

Pro forma data is based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed combined financial statements. As adjustments are based on currently available information, actual adjustments may differ from the pro forma adjustments; therefore, the pro forma data is not necessarily indicative of the financial results that would have been attained had the Albin Field Acquisition Properties transaction occurred on the date referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes thereto, Recovery's Annual Report on Form 10-K for the year ended December 31, 2009, Recovery’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, and the Statement of Revenues and Direct Operating Expenses included herein.

RECOVERY ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

	RECOVERY HISTORICAL	PREVIOUS ACQUISITION	ALBIN FIELD ACQUISITION PROPERTIES	PRO FORMA ADJUSTMENTS (SEE NOTE 2)		PRO FORMA COMBINED
REVENUES
Sales of oil and gas	$—	$4,671,274	$1,399,226	$—		$6,070,500
	—	4,671,274	1,399,226	—		6,070,500

EXPENSES
Production costs	—	453,176	104,343	—		557,519
Production taxes	—	267,818	79,756	—		347,574
Depreciation, depletion, and amortization	—	2,868,160	—	561,070	(a,b)	3,429,230
Impairment of equipment	2,750,000	—	—	—		2,750,000
General and administrative	1,057,306	125,220	—	701,290	(c)	1,883,816
Fair value of common stock and warrants issued in attempted property acquisitions	8,404,106	—	—	—		8,404,106
Reorganization and merger costs	17,700,000	—	—	—		17,700,000
	29,911,412	3,714,374	184,099	1,262,360		35,072,245

Income (loss) from operations	(29,911,412)	956,900	1,215,127	(1,262,360)		(29,001,745)

Unrealized gain on lock-up	—	—	—	—		—
Interest income (expense)	31	(2,850,000)	—	(1,637,822)	(d,e)	(4,487,791)

Net income (loss)	$(29,911,381)	$(1,893,100)	$1,215,127	$(2,900,182)		$(33,489,536)

Basic net income (loss) per share	$(3.05)					$(2.76)
Diluted net income (loss) per share	$(3.05)					$(2.76)

Weighted average number of shares of common stock outstanding (basic and diluted)	9,815,683	1,000,000	-	1,300,000	(f)	12,115,683

RECOVERY ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2010

	RECOVERY HISTORICAL	ALBIN FIELD ACQUISITION PROPERTIES	PRO FORMA ADJUSTMENTS (SEE NOTE 2)		PRO FORMA COMBINED
REVENUES
Sales of oil and gas	$622,595	$740,501	$—		$1,363,096
Operating fees	1,125	—	—		1,125
Price risk management activities	(133,369)	—	—		(133,369)
	490,351	740,501	—		1,230,852

EXPENSES
Production costs	121,877	104,605	—		226,482
Production taxes	35,488	42,209	—		77,697
Depreciation, depletion, and amortization	231,917	—	232,387	(a,b)	464,304
Impairment of equipment	—	—	—		—
General and administrative	2,343,321	—	(701,290)	(g)	1,642,031
Fair value of common stock and warrants issued in attempted property acquisitions	—	—	—		—
Reorganization and merger costs	—	—	—		—
	2,732,603	146,814	(468,903)		2,410,514

Income (loss) from operations	(2,242,252)	593,687	468,903		(1,179,662)

Unrealized gain on lock-up	15,209	—	—		15,209
Interest income (expense)	(593,672)	—	(225,000)	(d)	(818,672)

Net income (loss)	$(2,820,715)	$593,687	$243,903		$(1,983,125)

Basic net income (loss) per share	$(0.24)				$(0.15)
Diluted net income (loss) per share	$(0.24)				$(0.15)

Weighted average number of shares of
common stock outstanding (basic and
diluted)	11,711,037	—	1,300,000	(f)	13,011,037

RECOVERY ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2009

	RECOVERY HISTORICAL	PREVIOUS ACQUISITION	ALBIN FIELD PRO FORMA ADJUSTMENTS (SEE NOTE 3)		PRO FORMA COMBINED
ASSETS
Current assets	$284,525	$195,594	$—		$480,119
Oil and gas properties, net, full cost method	—	4,376,247	5,590,106	(d)	9,966,353
Other assets	610,501	2,250,000	737,822	(b)	3,598,323

TOTAL ASSETS	$895,026	$6,821,841	$6,327,928		$14,044,795

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities	$328,754	$—	$—		$328,754
Short-term debt	—	4,500,000	6,000,000	(a)	10,500,000
Abandonment obligation	—	197,061	54,218	(d)	251,279
Deferred taxes	—	—	—		—
Shareholders’ equity	566,272	2,124,780	273,710	(b,c)	2,964,762

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$895,026	$6,821,841	$6,327,928		$14,044,795

RECOVERY ENERGY, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

1.         Basis of Presentation:

In March, 2010, the Company acquired the Albin Field Acquisition Properties from Davis for approximately $6,000,000 and 550,000 shares of the Company’s common stock.

The unaudited pro forma statement of operations for the year ended December 31, 2009 is based on the audited financial statements of Recovery for the year ended December 31, 2009 and the audited statement of revenues and direct operating expenses for the Albin Field Acquisition Properties for the year ended December 31, 2009.  The unaudited pro forma statement of operations for the three months ended March 31, 2010 is based on the unaudited financial statements of Recovery for the three months ended March 31, 2010 and the unaudited statement of revenues and direct operating expenses for the Albin Field Acquisition Properties for the three months ended March 31, 2010.  The unaudited pro forma balance sheet as of December 31, 2009 is based on the audited financial statements of Recovery for the year ended December 31, 2009, adjusted for the Albin Field Acquisition Properties purchase transaction.

The Previous Acquisition included in the pro forma statement of operations for the year ended December 31, 2009 represent the Wilke Field properties acquired by the Company in January 2010.

The pro forma adjustments and assumptions are described below.

2.         Adjustments to Pro Forma Statement of Operations :

The unaudited pro forma statement of operations gives effect to the following pro forma adjustments necessary to reflect the acquisition and additional debt and equity outlined in Note 3 below:

a.
Record incremental pro forma depreciation, depletion, and amortization expense of $556,733 for the year ended December 31, 2009 and $231,216 for the three months ended March 31, 2010, recorded in accordance with the full cost method of accounting for oil and gas activities based on the purchase price allocation to depreciable and depletable assets.

b.
Record pro forma accretion expense of $4,337 for the year ended December 31, 2009 and $1,171 for the three months ended March 31, 2010, on the asset retirement obligation on the Albin Field Acquisition Properties in accordance with ASC 410.20.

c.	Record expense associated with the overriding royalty interest of $701,290 awarded to two members of management for the year ended December 31, 2009.

d.
Record interest expense for the debt of approximately $6.0 million incurred in conjunction with the purchase of the Albin Field Acquisition Properties at a rate of 15% per annum based on the terms of the debt agreement. A one tenth of one percent change in interest rate would have an approximately $6,000 annual impact on the interest expense.

e.	Record amortization expense of $737,822 for the year ended December 31, 2009, for the deferred financing costs associated with the new debt agreement.

f.
Reflects the weighted average shares outstanding on the 550,000 shares issued as part of the acquisition price and the 750,000 shares issued in connection with the financing assuming they were issued on January 1, 2009.

g.
Reverse expense associated with the overriding royalty interest of $701,290 awarded to two members of management during the first quarter of 2010. As this expense is included in both the Recovery Historical General and administrative expense for the three months ended March 31, 2010, and the pro forma condensed combined statement of operations for the year ended December 31, 2009, it must be reversed out of the Recovery Historical expense for the three months ended March 31, 2010, in order to avoid double expensing the same item.

RECOVERY ENERGY, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

3.         Adjustments to Pro Forma Balance Sheet:

The unaudited pro forma balance sheet has been prepared to show the effect as if the acquisition of Albin Field Acquisition Properties by Recovery had occurred as of December 31, 2009. The pro forma balance sheet reflects the following adjustments related to Albin Field Acquisition Properties activity as if it had occurred on December 31, 2009:

a.	Record the financing of the acquisition funded by borrowings from a new debt agreement.

b.	Record the deferred financing costs which were paid in the form of common stock and will be amortized over the life of the loan as a component of interest expense.

c.	Record the non-cash compensation expense associated with the overriding royalty interest of $701,290 awarded to two members of management.

d.
Record the preliminary pro forma allocation of the purchase price of the Albin Field Acquisition Properties using the purchase method of accounting. The following is a calculation and allocation of the purchase price to the acquired assets and liabilities based on their fair values.

Purchase Price:
Cash payment funded by borrowing from new debt agreement and stock	$6,412,500

Less: Value attributable to override royalty interest paid to placement agent	(175,322)	(i)
Value attributable to override royalty interest awarded to management	(701,290)	(ii)

Net purchase price attributable to allocation	$5,535,888

Preliminary allocation of purchase price:
Oil and gas properties	$5,590,106

Asset retirement obligation	54,218

Net assets acquired	$5,535,888

(i)	Represents value of override royalty interest awarded to placement agent and recorded as deferred financing costs.

(ii)	Represents value of override royalty interest awarded to two members of management and recorded as compensation expense.